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                                                                    EXHIBIT 10.2

                             AMERIGAS PROPANE, INC.

                          2000 LONG-TERM INCENTIVE PLAN

                      ON BEHALF OF AMERIGAS PARTNERS, L.P.

                      AS IN EFFECT AS OF DECEMBER 15, 2003

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                                TABLE OF CONTENTS

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                                                                                                                   PAGE
1.       Purpose and Design......................................................................................    1

2.       Definitions.............................................................................................    1

3.       Maximum Number of Units Available for Grants............................................................    3

4.       Duration of the Plan....................................................................................    4

5.       Administration..........................................................................................    4

6.       Eligibility.............................................................................................    4

7.       Restricted Units........................................................................................    4

8.       Restricted Unit Distribution Equivalents................................................................    7

9.       Requirements for Performance Goals and Performance Periods..............................................    8

10.      Non-transferability.....................................................................................    8

11.      Consequences of a Change of Control.....................................................................    8

12.      Adjustment of Number and Price of Units, Etc............................................................    9

13.      Limitation of Rights....................................................................................    9

14.      Amendment or Termination of Plan........................................................................   10

15.      Tax Withholding.........................................................................................   10

16.      Governmental Approval...................................................................................   10

17.      Effective Date of Plan..................................................................................   10

18.      Successors..............................................................................................   10

19.      Headings and Captions...................................................................................   11

20.      Governing Law...........................................................................................   11

Exhibit A........................................................................................................    1
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                                       i
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                             AMERIGAS PROPANE, INC.

                          2000 LONG-TERM INCENTIVE PLAN

                      ON BEHALF OF AMERIGAS PARTNERS, L.P.

1. PURPOSE AND DESIGN

      The purpose of this Plan is to assist the Company in its capacity as General Partner of AmeriGas Partners, L.P. in securing and retaining key corporate executives of outstanding ability who are in a position to participate significantly in the development and implementation of the General Partner's strategic plans and thereby to contribute materially to the long-term growth, development, and profitability of AmeriGas Partners, L.P. by affording them an opportunity to acquire Units by the achievement of specific performance goals. The Plan is designed to align directly long-term executive compensation with tangible, direct and identifiable benefits realized by AmeriGas Partners, L.P. Unitholders.

2. DEFINITIONS

      Whenever used in this Plan, the following terms will have the respective meanings set forth below:

      2.1 "Account" means a bookkeeping account established on the records of the Company to record a Participant's interests under the Plan.

      2.2 "Administrative Committee" means the committee of employees of the Company and its affiliates appointed by the Committee to perform ministerial and other assigned functions.

      2.3 "Affiliate" will have the meaning ascribed to such term in Rule 12b-2 of the General Rules under the Exchange Act.

      2.4 "APLP" means AmeriGas Partners, L.P., a Delaware limited partnership.

      2.5 "APLP Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of AmeriGas Partners, L.P., dated as of September 18, 1995, as amended from time to time.

      2.6 "Board" means the Company's Board of Directors as constituted from time to time.

      2.7 "Change of Control" means a change of control as defined in the attached Exhibit A, as amended from time to time by the Committee in its discretion.

      2.8 "Committee" means the Compensation/Pension Committee of the Board or its successor.

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      2.9 "Company" means AmeriGas Propane, Inc., a Pennsylvania corporation, and any successor thereto that is the General Partner.

      2.10 "Comparison Group" means the group selected by the Committee and consisting of the Partnership and such other entities deemed by the Committee (in its sole discretion) to be reasonably comparable to the Partnership.

      2.11 "Date of Grant" means the effective date of a Restricted Unit grant; provided, however, that no retroactive grants will be made.

      2.12 "Disability" or "Disabled" means a long-term disability as determined under the long-term disability plan of the Company, UGI or an Affiliate of the Company or UGI, which is applicable to the Participant.

      2.13 "Employee" means a regular full-time salaried employee (including officers and directors who are also employees) of the Company who performs services directly or indirectly for the benefit of the Partnership.

      2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      2.15 "Fair Market Value" of a Unit means the average, rounded to one cent ($0.01), of the highest and lowest sales prices thereof on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the Composite Tape for transactions on the New York Stock Exchange. In the event that there are no Unit transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Unit transactions on that exchange.

      2.16 "General Partner" means AmeriGas Propane, Inc., its successor as general partner of APLP, or its transferee, all as provided in Section 6.4(c) of the APLP Partnership Agreement.

      2.17 "Grant Letter" means the written instrument that sets forth the terms and conditions of a grant, including all amendments thereto.

      2.18 "Operating Partnership" means AmeriGas Propane, L.P., a Delaware limited partnership.

      2.19 "Participant" means an Employee designated by the Committee to participate in the Plan.

      2.20 "Partnership" means AmeriGas Partners, L.P., a Delaware limited Partnership or any successor thereto.

      2.21 "Partnership Security" means any class or series of Partnership interest, any option, right, warrant or appreciation rights relating thereto, or any other type of equity interest that APLP may lawfully issue, or any unsecured or secured debt obligation of APLP that is convertible into any class or series of equity interests of APLP.

      2.22 "Performance Goal" means the goal or goals and other requirements that must be met in order for Restricted Unit Distribution Equivalents, if any, to be paid and restrictions on Restricted Units to lapse. All Performance Goals must meet the requirements of Section 9.

      2.23 "Performance Period" means the period during which performance will be measured, as specified by the Committee. Performance Periods must meet the requirements of Section 9.

      2.24 "Plan" means the AmeriGas Propane, Inc. 2000 Long-Term Incentive Plan on behalf of AmeriGas Partners, L.P. as stated herein, including any amendments or modifications thereto.

      2.25 "Restricted Unit Distribution Equivalent" means an amount determined by multiplying the number of Restricted Units granted to a Participant, subject to any adjustment under Section 12, by the per-Unit cash distribution, or the per-Unit fair market value (as determined by the Committee) of any distribution in consideration other than cash, paid by APLP on its Units on a distribution payment date that falls within the relevant Restriction Period set forth in the Grant Letter.

      2.26 "Restricted Units" means Units that are subject to restrictions as determined by the Committee.

      2.27 "Restriction Period" means the period of time during which Restricted Units and Restricted Unit Distribution Equivalents shall be subject to restrictions or conditions, including the Performance Period and any other period specified in the Grant Letter.

      2.28 "Retirement" means separation from employment upon or after attaining
(i) age 55 with at least 10 years of service with the Company or its affiliates, or (ii) age 65 with at least 5 years of service with the Company or its affiliates.

      2.29 "Severance Plan" means any severance plan maintained by the Company, UGI or an affiliate of the Company or UGI that is applicable to the Participant.

      2.30 "UGI" means UGI Corporation.

      2.31 "Unit or "Common Unit" means a unit representing a fractional part of the Partnership interests of all limited partners and assignees and having the rights and obligations specified with respect to Common Units in the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time.

3. MAXIMUM NUMBER OF UNITS AVAILABLE FOR GRANTS

      The number of Restricted Units that may be granted under this Plan may not exceed 500,000 in the aggregate, subject, however, to the adjustment provisions of Section 12 below. With regard to grants to any one individual in a calendar year, the number of Restricted Units that may be issued will not exceed 50,000. If Restricted Units are forfeited, forfeited Restricted

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Units will again be available for the purposes of the Plan. Restricted Units may be (i) previously issued and outstanding Units, (ii) newly issued Units, or
(iii) a combination of each.

4. DURATION OF THE PLAN

      The Plan will remain in effect until all Units subject to the Plan have been issued and transferred to Participants. Notwithstanding the foregoing, Restricted Units may not be granted after December 31, 2009.

5. ADMINISTRATION

      The Plan will be administered by the Committee. Subject to the express provisions of the Plan, the Committee will have authority, in its complete discretion, to determine the Employees to whom, and the time or times at which grants will be made. In making such determinations, the Committee may take into account the nature of the services rendered by an Employee, the present and potential contributions of the Employee to the Partnership's success and such other factors as the Committee in its discretion deems relevant. Grants under the Plan need not be uniform as among Participants. Subject to the express provisions of the Plan, the Committee will also have authority, in its complete discretion, to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the restrictions relating to Restricted Units (none of which need be identical), and to make all other determinations (including factual determinations) necessary or advisable for the orderly administration of the Plan. All ministerial functions, in addition to those specifically delegated elsewhere in the Plan, shall be performed by the Administrative Committee. The Grant Letter shall set forth the terms of each Restricted Unit grant. Each Participant's receipt of a Grant Letter shall constitute that Participant's acknowledgement and acceptance of the terms of the Plan and the grant and the Committee's authority and discretion.

6. ELIGIBILITY

      Grants hereunder may be made only to Employees (including directors who are also Employees of the Company) who, in the sole judgment of the Committee, are individuals who are in a position to significantly participate in the development and implementation of the General Partner's strategic plans for the Partnership and thereby contribute materially to the continued growth and development of the Partnership and to its future financial success.

7. RESTRICTED UNITS

      7.1 Grant of Restricted Units. Subject to the provisions of Section 3, Restricted Units and Restricted Unit Distribution Equivalents may be granted to Participants at any time and from time to time as may be determined by the Committee. Restricted Units may be granted with or without Restricted Unit Distribution Equivalents as determined by the Committee. Units issued or transferred pursuant to awards of Restricted Units may be issued or transferred for consideration or for no consideration, and will be subject to Performance Goals meeting the requirements of Section 9, including and all requirements set forth in the Grant Letter.

      7.2 Requirement of Employment.

            (a) The restrictions on a Participant's Restricted Units shall lapse, and the Restricted Units shall be payable, at the end of the Restriction Period according to the terms set forth in the Grant Letter. If the Participant ceases to be an Employee before the end of the Restriction Period, the Participant's Restricted Units will terminate as to all Units covered by the grant as to which the restrictions have not lapsed, and those Units must be immediately returned to the Company, except as provided below.

            (b) For Restricted Units granted before December 15, 2003, if a Participant holding Restricted Units ceases to be an Employee by reason of (i) Retirement, (ii) Disability, or (iii) death, the restrictions on Restricted Units held by such Participant will lapse pursuant to the following:

                  (i) Retirement. If a Participant terminates employment on account of Retirement, the restrictions on such Participant's Restricted Units will lapse with regard to any Performance Period that ends within 36 months after the date of such Retirement if the Performance Goals associated with such Performance Period are achieved within that 36-month period.

                  (ii) Disability. If a Participant is determined to be Disabled, the restrictions on such Participant's Restricted Units will lapse with regard to any Performance Period that ends within 36 months after the date of such Disability; provided that Performance Goals associated with such Performance Period are achieved within that 36 month period.

                  (iii) Death. In the event of the death of a Participant while employed by the Company, the restrictions on such Participant's Restricted Units will lapse at the end of the Performance Period associated with such Restricted Units upon the achievement of the related Performance Goals.

                  (iv) Time of Payment. In the event of Retirement, Disability or death, the Participant's Restricted Units shall be paid at the date specified for payment of the Restricted Units in the Grant Letter, or at an earlier date determined by the Committee.

            (c) For Restricted Units granted on or after December 15, 2003, if a Participant holding Restricted Units ceases to be an Employee by reason of Retirement, Disability or death, the restrictions on Restricted Units held by such Participant will lapse pursuant to the following:

                  (i) If a Participant ceases to be an Employee on account of Retirement, Disability or death, the restrictions shall lapse on a prorated portion of the Participant's outstanding Restricted Units at the end of the Restriction Period, if the Performance Goals and all requirements of the Grant Letter (other than continued employment) are met. The prorated portion will be determined, for each Restricted Unit, as the amount that would otherwise be paid according to the terms of the Restricted Unit, based on achievement of the Performance Goals, multiplied by a fraction, the numerator of which is the number of years during the Restriction

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Period in which the Participant has been an Employee and the denominator of which is the number of years in the Restriction Period applicable to such Restricted Units. For purposes of the proration calculation, the year in which the Participant's Retirement, Disability or death occurs will be counted as a full year.

                  (ii) In the event of Retirement, Disability or death, the prorated portion of the Restricted Units shall be paid at the date specified for payment of the Restricted Units in the Grant Letter, or at an earlier date determined by the Committee.

            (d) Transfers. If a Participant ceases to be an Employee but remains employed by the Company, UGI or an Affiliate of the Company or UGI, the Committee may determine that the Participant shall retain his or her outstanding Restricted Units as if the Participant had continued to be an Employee, or the Committee may determine that restrictions on a prorated portion of the Participant's outstanding Restricted Units shall lapse in a manner similar to that described in subsection (c) above.

            (e) Coordination with Severance Plan. Notwithstanding anything in this Plan to the contrary, if a Participant receives severance benefits under a Severance Plan, the terms of which require that severance compensation payable under the Severance Plan be reduced by benefits payable under this Plan, any amount payable to the Participant under Restricted Units and Restricted Unit Distribution Equivalents after the Participant's termination of employment shall be reduced by the amount of severance compensation paid to the Participant under the Severance Plan, as required by, and according to the terms of, the Severance Plan.

            (f) Reduction of Responsibilities. With respect to Restricted Units granted after December 15, 2003, the Committee shall have discretion to adjust a Participant's outstanding Restricted Units at any time if the Participant's authority, duties or responsibilities are significantly reduced.

      7.3 Restrictions on Transfer and Legend on Unit Certificate. During the Restriction Period set forth in the Grant Letter, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Units or rights to Restricted Unit Distribution Equivalents, if any. Any certificate for Restricted Units will contain a legend giving appropriate notice of the restrictions in the grant. The Participant will be entitled to have the legend removed from the certificate covering the Units subject to restrictions when all restrictions on such Units have lapsed. The Administrative Committee may determine that the Company will not issue certificates for Restricted Units until all restrictions on such Units have lapsed, or that the Company will retain possession of certificates for Restricted Units until all restrictions on such Units have lapsed.

      7.4 Privileges of a Unitholder. Unless the Committee determines otherwise, during the Restriction Period set forth in the Grant Letter, a Participant who has been issued certificates under Section 7.3 will have the right to vote Restricted Units, and to receive any distributions paid on such Units subject to any restrictions deemed appropriate by the Committee.

      7.5 Form of Payment for Restricted Units. The Committee will have the sole discretion to determine whether the Company's obligation in respect of payment of awards of Restricted Units for a Participant who is not issued certificates under Section 7.3 will be paid in Units or their Fair Market Value in cash, or partly in Units and partly in cash.

8. RESTRICTED UNIT DISTRIBUTION EQUIVALENTS

      8.1 Amount of Distribution Equivalents Credited. If the Committee so specifies when granting Restricted Units, from the Date of Grant of Restricted Units to a Participant until the date on which the Restricted Units are paid, the Company will maintain an Account for such Participant and will credit on each payment date for the payment of a distribution made by APLP on its Units an amount equal to the Restricted Unit Distribution Equivalent associated with such Restricted Units. Notwithstanding the foregoing, a Participant may not accrue during any calendar year Distribution Equivalents in excess of $500,000. No interest will be credited to any such Account.

      8.2 Payment of Credited Restricted Unit Distribution Equivalents. Restricted Unit Distribution Equivalents will be paid only if the Committee determines that all requirements of the Performance Goals associated with such Distribution Equivalents have been achieved as prescribed in accordance with
Section 9.

      8.3 Timing of Payment of Restricted Unit Distribution Equivalents. Restricted Stock Distribution Equivalents shall be paid at the same time and under the same conditions as the underlying Restricted Units are paid. Except as otherwise determined by the Committee, no payments of Restricted Unit Dividend Equivalents will be made (A) prior to the end of the Restriction Period set forth in the Grant Letter or (B) to any Participant whose employment by the Company terminates prior to the end of the Restriction Period for any reason other than Retirement, death, Disability or transfer to an Affiliate of the Company. Unless a Participant will have made an election under Section 8.4 to defer receipt of any portion of such amount, a Participant will receive the aggregate amount of the Participant's Restricted Unit Dividend Equivalents in cash at the end of the applicable Restriction Period.

      8.4 Deferral of Restricted Unit Distribution Equivalents. A Participant will have the right to defer receipt of any Restricted Unit Distribution Equivalent payments if the Participant elects to do so on or prior to December 31 of the year preceding the beginning of the last full year of the applicable Performance Period (or such other time as the Administrative Committee will determine is appropriate to make such deferral effective under the applicable requirements of federal tax laws). The terms and conditions of any such deferral (including the period of time thereof) will be subject to approval by the Administrative Committee and all deferrals will be made on a form provided a Participant for this purpose.

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9. REQUIREMENTS FOR PERFORMANCE GOALS AND PERFORMANCE PERIODS

      9.1 Requirements for Performance Goals. When Restricted Units and Restricted Unit Distribution Equivalents are granted, the Committee will establish in writing Performance Goals either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has elapsed. The Performance Goals must specify (A) the Performance Goal(s) that must be met in order for restrictions on the Restricted Units to lapse or the Restricted Unit Distribution Equivalents to be paid, (B) the Performance Period during which performance will be measured, (C) the maximum amounts that may be paid if the Performance Goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan, including any Restriction Period, the time of payment and other requirements.

      9.2 Criteria Used for Performance Goals. The Committee will use objectively determinable business criteria for the Performance Goals based on one or more of the following criteria: Unit price, earnings per Unit, net earnings, operating earnings, return on assets, unitholder return, return on equity, growth in assets, unit volume, sales, cash flow, market share, relative performance to a Comparison Group, or strategic business criteria, including, but not limited to, meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The Performance Goals may relate to the Participant's business unit or the performance of the Partnership as a whole, or any combination of the foregoing. Performance Goals need not be uniform as among Participants.

      9.3 Forfeitures. If and to the extent that all requirements of the Performance Goals and Grant Letter are not met, grants of Restricted Units and Restricted Unit Distribution Equivalents will be forfeited.

10. NON-TRANSFERABILITY

      No Restricted Unit, rights to Restricted Unit Distribution Equivalents or other rights granted under the Plan will be transferable otherwise than by will or the laws of descent and distribution.

11. CONSEQUENCES OF A CHANGE OF CONTROL

      11.1 Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company will provide each Participant with outstanding grants written notice of such Change of Control, (ii) the restrictions and conditions on all outstanding Restricted Units will immediately lapse and such Restricted Units will be paid to the Participants, and (iii) outstanding Restricted Unit Distribution Equivalents will be paid to the Participants in such amounts as the Committee may determine. With respect to Restricted Units granted after December 15, 2003, unless the Committee determines otherwise, outstanding Restricted Units and Restricted Unit Distribution Equivalents will be paid in an amount not less than their target value, as determined by the Committee. Outstanding Restricted Units shall be paid in Units or cash, as described in Section 7.5, and outstanding Restricted Unit Distribution Equivalents shall be paid in cash.

      11.2 Assumption of Grants. Upon a Change of Control where the Partnership is not the surviving entity (or survives only as a subsidiary of another entity), unless the Committee determines otherwise, all outstanding grants will be converted to similar grants of the surviving entity (or a parent of the surviving entity).

      11.3 Committee. The Committee making the determinations under this Section 11 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of Section 11.1 will apply, and the Committee will not have discretion to vary them.

      11.4 Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee will not have the right to take any actions described in the Plan (including without limitation actions described in this Section 11) that would make the Change of Control ineligible for desired accounting treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

12. ADJUSTMENT OF NUMBER AND PRICE OF UNITS, ETC.

      Notwithstanding anything to the contrary in this Plan, in the event (a) any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Common Units or other securities of APLP; security split or reverse split, extraordinary distribution, liquidation, dissolution, significant corporate or partnership transaction (whether relating to assets, limited partnership interests, or stock) involving APLP, or other extraordinary transaction or event affects Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan, then the Committee may adjust (i) any or all of the number or kind of Partnership interests reserved for issuance under the Plan, (ii) the maximum number of Units which may be the subject of grants to any one individual in any calendar year, (iii) the number or kind of Partnership interests to be subject to future grants under the Plan,
(iv) the number of Restricted Units, (v) the terms and conditions applicable to Restricted Units, and/or (vi) the terms and conditions applicable to Restricted Unit Distribution Equivalents, provided that the number of Restricted Units will always be a whole number. Any such determination of adjustments by the Committee will be conclusive for all purposes of the Plan.

13. LIMITATION OF RIGHTS

      Nothing contained in this Plan will be construed to give an Employee any right to a grant hereunder except as may be authorized in the discretion of the Committee. A grant under this Plan will not constitute or be evidence of any agreement or understanding, expressed or implied, that the Company will employ a Participant for any specified period of time, in any specific position or at any particular rate of remuneration.

14. AMENDMENT OR TERMINATION OF PLAN

      Subject to Board approval, the Committee may at any time, and from time to time, alter, amend, suspend or terminate this Plan without the consent of the Company's shareholders, APLP's unitholders, or Participants, except that any such alteration, amendment, suspension or termination will be subject to the provisions of the APLP Partnership Agreement and to the approval of the Company's shareholder within one year after such Committee and Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Units are then listed or quoted, or if the Committee in its discretion determines that obtaining such shareholder approval is for any reason advisable. No termination or amendment of this Plan may, without the consent of the Participant to whom any Restricted Unit has previously been granted, adversely affect the rights of such Participant under such Restricted Unit, including any Restricted Unit Distribution Equivalents. Notwithstanding the foregoing, the Committee may make minor amendments to this Plan which do not materially affect the rights of Participants or significantly increase the cost to the Partnership.

15. TAX WITHHOLDING

      Upon the lapse of restrictions on Restricted Units, the Company will require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements. However, to the extent authorized by rules and regulations of the Administrative Committee, the Company may withhold Units and make cash payments in respect thereof in satisfaction of a recipient's tax obligations in an amount that does not exceed the recipient's minimum applicable withholding tax obligations.

16. GOVERNMENTAL APPROVAL

      Each grant of Restricted Units will be subject to the requirement that if at any time the listing, registration or qualification of the Units covered thereby upon any securities exchange, or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the awarding of such grant of Restricted Units, then no such grant may be paid in whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

17. EFFECTIVE DATE OF PLAN

      This Plan will become effective as of January 1, 2000, subject to approval by the Company's shareholder. The amendment and restatement of the Plan is effective as of December 15, 2003.

18. SUCCESSORS

      This Plan will be binding upon and inure to the benefit of APLP, the General Partner, their successors and assigns and the Participant and his heirs, executors, administrators and legal representatives.

19. HEADINGS AND CAPTIONS

      The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

20. GOVERNING LAW

      The validity, construction, interpretation and effect of the Plan will be governed exclusively by and determined in accordance with the law of the Commonwealth of Pennsylvania.

                             AMERIGAS PROPANE, INC.
                          2000 LONG-TERM INCENTIVE PLAN
                      ON BEHALF OF AMERIGAS PARTNERS, L.P.

                                    EXHIBIT A

      For purposes of this Plan, the term "Change of Control," and defined terms used in the definition of "Change of Control," shall have the following meanings:

                  1. "Change of Control" shall mean:

                        (i) Any Person (except UGI, any Subsidiary of UGI, any employee benefit plan of UGI or of any Subsidiary of UGI, or any Person or entity organized, appointed or established by UGI for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner in the aggregate of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of UGI (the "Outstanding UGI Common Stock") or (ii) the combined voting power of the then outstanding voting securities of UGI entitled to vote generally in the election of directors (the "UGI Voting Securities"); or

                        (ii) Individuals who, as of the beginning of any twenty-four (24) month period, constitute the UGI Board of Directors (the "Incumbent UGI Board") cease for any reason to constitute at least a majority of the Incumbent UGI Board, provided that any individual becoming a director of UGI subsequent to the beginning of such period whose election or nomination for election by the UGI stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent UGI Board shall be considered as though such individual were a member of the Incumbent UGI Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of UGI (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                        (iii) Completion by UGI of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be; or

                                      A-1
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                        (iv) Completion of (a) a complete liquidation or
dissolution of UGI or (b) sale or other disposition of all or substantially all of the assets of UGI other than to a corporation with respect to which, following such sale or disposition, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be, immediately prior to such sale or disposition; or

                        (v) Completion by the Company, Public Partnership or the Operating Partnership of a reorganization, merger or consolidation (a "Propane Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Company's voting securities or of the outstanding units of AmeriGas Partners, L.P. ("Outstanding Units") immediately prior to such Propane Business Combination do not, following such Propane Business Combination, Beneficially Own, directly or indirectly, (a) if the entity resulting from such Propane Business Combination is a corporation, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of such corporation in substantially the same proportion as their ownership immediately prior to such Combination of the Company's voting securities or the Outstanding Units, as the case may be, or, (b) if the entity resulting from such Propane Business Combination is a partnership, more than fifty percent (50%) of the then outstanding common units of such partnership in substantially the same proportion as their ownership immediately prior to such Propane Business Combination of the Company's voting securities or the Outstanding Units, as the case may be; or

                        (vi) Completion of (a) a complete liquidation or dissolution of the Company, the Public Partnership or the Operating Partnership or (b) sale or other disposition of all or substantially all of the assets of the Company, the Public Partnership or the Operating Partnership other than to an entity with respect to which, following such sale or disposition, (I) if such entity is a corporation, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Company's voting securities or of the Outstanding Units, as the case may be, immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Company's voting securities or of the Outstanding Units, as the case may be, immediately prior to such sale or disposition, or, (II) if such entity is a partnership, more than fifty percent (50%) of the then outstanding common units is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Company's voting securities or of the Outstanding Units, as the case may be, immediately prior to such sale or disposition in

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substantially the same proportion as their ownership of the Company's voting securities or of the Outstanding Units immediately prior to such sale or disposition; or

                        (vii) UGI and its Subsidiaries fail to own more than fifty percent (50%) of the then outstanding general partnership interests of the Public Partnership or the Operating Partnership; or

                        (viii) UGI and its Subsidiaries fail to own more than fifty percent (50%) of the then outstanding shares of common stock of the Company or more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

                        (ix) The Company is removed as the general partner of the Public Partnership by vote of the limited partners of the Public Partnership, or is removed as the general partner of the Public Partnership or the Operating Partnership as a result of judicial or administrative proceedings involving the Company, the Public Partnership or the Operating Partnership.

                  2. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  3. A Person shall be deemed the "Beneficial Owner" of any securities: (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange
Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any securities; provided, however, that nothing in this Section

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1(c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

                  4. "Operating Partnership" shall mean AmeriGas Propane, L.P.

                  5. "Public Partnership" shall mean AmeriGas Partners, L.P.

                  6. "Person" shall mean an individual or a corporation, partnership, trust, unincorporated organization, association, or other entity.

                  7. "Subsidiary" shall mean any corporation in which UGI or the Company, as applicable, directly or indirectly, owns at least a fifty percent (50%) interest or an unincorporated entity of which UGI or the Company, as applicable, directly or indirectly, owns at least fifty percent (50%) of the profits or capital interests.

                  8. "UGI" shall mean UGI Corporation.

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